UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________________________________________
FORM 8-K
 ______________________________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): March 21, 2014 (March 19, 2014)

 ______________________________________________________

ASCENT SOLAR TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

 ______________________________________________________

Delaware	001-32919	20-3672603
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

12300 Grant Street Thornton, Colorado		80241
(Address of principal executive offices)		(Zip Code)
Registrant's telephone number, including area code:    (720) 872-5000
Not Applicable
Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
On March 19, 2014 Ascent Solar Technologies, Inc. (the "Company") received notice from the Listing Qualifications Staff (the "Staff") of The NASDAQ Stock Market LLC ("NASDAQ") that, due to the Company's continued non-compliance with the minimum $1.00 bid price requirement as set forth in NASDAQ Listing Rule 5450(a)(1), the Company's securities were subject to delisting from The NASDAQ Global Market tier unless the Company timely requested a hearing before the NASDAQ Listing Qualifications Panel (the "Panel") or successfully transferred its listing to The NASDAQ Capital Market tier.
The Company intends to submit an application to transfer its listing to The NASDAQ Capital Market, which, if approved, will result in the Company obtaining an additional 180-day period within which to regain compliance with the $1.00 bid price requirement, through September 15, 2014.  The Company can evidence compliance with the minimum bid price requirement by evidencing a closing bid price of at least $1.00 per share for a minimum of ten consecutive business days, but generally no more than 20 consecutive business days, during the compliance period.  In the event the Company's transfer application is not approved by NASDAQ or if the Company is unable to evidence compliance with the minimum bid price requirement by September 15, 2014, the Company will have the right to request a hearing before the Panel, which request will stay any delisting action by the Staff pending the ultimate outcome of the hearing.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASCENT SOLAR TECHNOLOGIES, INC.

March 21, 2014	By:	/s/ William M. Gregorak
Name: William M. Gregorak
Title: Vice President and Chief Financial Officer